Exhibit 107

Calculation of Filing Fee Tables
Form S-3
…………..
(Form Type)
Visa Inc.
……………………………………………………..
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate (1)	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per share	Rules 456(b) and 457(r)
	Equity	Preferred Stock, par value $0.0001 per share	Rules 456(b) and 457(r)
	Equity	Depositary shares representing preferred stock	Rules 456(b) and 457(r)
	Debt	Debt Securities	Rules 456(b) and 457(r)
	Other	Warrants	Rules 456(b) and 457(r)
	Other	Purchase Contracts	Rules 456(b) and 457(r)
	Other	Units	Rules 456(1) and 457(r)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	In accordance with Rules 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, Visa Inc. (“Visa”) is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. Visa will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.
(2)	An indeterminate number of the securities of each identified class are being registered as may from time to time be offered at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon settlement, exercise, conversion or exchange of securities offered hereunder, or pursuant to anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable upon settlement, exercise, conversion or exchange of other securities or that are issued in units.